UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
 Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

November 19, 2003

Date of Report (Date of earliest event reported)

BB&T Corporation
 (Exact name of registrant as specified in its charter)

Commission file number : 1-10853

North Carolina	56-0939887
(State of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street
Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 733-2000
(Registrant's telephone number, including area code)

This Form 8-K has 2 pages.

ITEM 5.    Other Events

     The purpose of this Current Report on Form 8-K is to file BB&T’s calculation of earnings to fixed charges.

Exhibit Index

Exhibit 12     Schedule of Earnings to Fixed Charges

Exhibit 12

BB&T Corporation
Earnings To Fixed Charges
(Dollars in thousands)

	For the Nine Months Ended
	September 30,						For the Years Ended December 31,

	2003		2002		2002		2001		2000		1999		1998

Earnings:
Income before income taxes	$1,058,702		$1,330,271		$1,790,697		$1,360,428		$1,013,006		$1,155,910		$1,064,818
Plus:
Fixed charges	1,017,635		1,311,122		1,713,021		2,438,401		2,586,815		2,052,403		1,936,823
Less:
Capitalized interest	371		394		504		798		470		400		--

Earnings, including interest on
deposits	2,075,966		2,640,999		3,503,214		3,798,031		3,599,351		3,207,913		3,001,641

Less:
Interest on deposits	584,297		772,037		1,003,058		1,566,269		1,685,248		1,370,334		1,365,693

Earnings, excluding interest on
deposits	$1,491,669		$1,868,962		$2,500,156		$2,231,762		$1,914,103		$1,837,579		$1,635,948

Fixed Charges:
Interest expense	$996,923		$1,291,433		$1,686,584		$2,414,936		$2,563,912		$2,038,453		$1,928,441
Capitalized interest	371		394		504		798		470		400		--
Interest portion of rent expense	20,341		19,295		25,933		22,667		22,433		13,550		8,382

Total Fixed Charges	$1,017,635		$1,311,122		$1,713,021		$2,438,401		$2,586,815		$2,052,403		$1,936,823

Less:
Interest on deposits	584,297		772,037		1,003,058		1,566,269		1,685,248		1,370,334		1,365,693

Total fixed charges excluding
interest on deposits	$433,338		$539,085		$709,963		$872,132		$901,567		$682,069		$571,130

Earnings to fixed charges:

Including interest on deposits	2.04	x	2.01	x	2.05	x	1.56	x	1.39	x	1.56	x	1.55	x

Excluding interest on deposits	3.44	x	3.47	x	3.52	x	2.56	x	2.12	x	2.69	x	2.86	x

S  I  G  N  A  T  U  R  E

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BB&T CORPORATION
(Registrant)

By: /S/ EDWARD D. VEST

Edward D. Vest
Senior Vice President and Corporate Controller
(Principal Accounting Officer)

Date: November 19, 2003